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EXHIBIT 10.2

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made as of the _____ day of September, 2003 by and between MARKLAND TECHNOLOGIES, INC., a Florida corporation, and SECURITY TECHNOLOGY, INC., a Delaware corporation (collectively, the "Borrowers"), and BAY VIEW CAPITAL L.L.C., a Rhode Island limited liability company ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrowers desire to obtain from Lender and Lender desires to extend to Borrowers a loan in accordance with the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises herein contained, the parties hereto agree as follows:

         1.       DEFINITIONS

         When used herein, the terms set forth below shall be defined as follows:

                  1.1 "Advance" shall mean each borrowing by Borrowers or either of them pursuant to SECTION 3.1 hereof.

                  1.2 "Authorized Line Signer" individually and "Authorized Line Signers" collectively shall mean ___________________________ and/or such other persons as Borrowers shall designate in writing to Lender.

                  1.3 "Business Day" shall mean any day which is not a Saturday or a Sunday and on which Lenders in the State of Rhode Island are not authorized or required to close.

                  1.4 "Contract" shall mean that certain contract by and between S&TR and __________________ dated as of ________________, as the same has been and may hereafter be amended, restated and/or modified form time to time.

                  1.5 "Environmental Law" individually and "Environmental Laws" collectively shall mean any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over Borrowers and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials (as hereinafter defined), chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

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                  1.6 "Event of Default" shall mean each and every event
specified in SECTION 8.1 hereof.

                  1.7 "Hazardous Materials" shall mean any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, ET SEQ.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over Borrowers; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

                  1.8 "Indemnified Parties" shall mean Lender, Lender's parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, and the successors and assigns of any of them.

                  1.9 "Inventory" shall mean all raw materials used or consumed in Borrowers' business plus all work in process and finished goods inventory.

                  1.10 "Loan" shall mean the loan extended to the Borrowers in the maximum principal amount of One Million Four Hundred Thousand and 00/100 ($1,400,000.00) Dollars pursuant to this Loan Agreement.

                  1.11 "Loan and Security Documents" shall mean those documents referred to in SECTION 4.1.1 hereof, as each of the same may be amended and/or restated from time to time, and any and all other documents now or hereafter executed in connection with the Loan.

                  1.12 "Maturity Date" shall mean September __, 2005.

                  1.13 "Note" shall mean the promissory note of even date herewith in substantially the form attached hereto and made a part hereof as EXHIBIT A, made payable to the Lender by the Borrowers, jointly and severally, in the original principal amount of One Million Four Hundred Thousand and 00/100 ($1,400,000.00), as the same may be amended and/or restated from time to time.

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                  1.14 "Obligations" shall mean any and all indebtedness,
obligations and liabilities of Borrowers or either of them to Lender of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced or whether evidenced by any agreement, instrument or book account; including, without limitation, the Loan Loan, all loans and any loan by renewal or extension, all indebtedness, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from Borrowers or either of them to others which Lender may have obtained by purchase, negotiation, discount, assignment or otherwise, all interest, taxes, fees, charges, expenses and attorneys' fees chargeable to Borrowers or either of them or incurred by Lender in connection with any transaction between Borrowers or either of them and Lender.

                  1.15 "Receivables" shall mean all accounts, contract rights, instruments, documents, chattel paper, general intangibles (including, without limitation, choses in action, tax refunds, insurance proceeds and the name and any trade names of Borrowers or either of them); any other obligations or indebtedness owed to Borrowers or either of them from whatever source arising; all rights of Borrowers or either of them to receive any payments in money or kind; all guarantees of Receivables and security therefor; all cash or non-cash proceeds of all of the foregoing; all of the right, title and interest of Borrowers and each of them in and with respect to the goods, services or other property which gave rise to or which secure any of the Receivables and insurance policies and proceeds relating thereto, and all of the rights of Borrowers and each of them as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale, and all of the foregoing, whether now existing or hereafter created or acquired.

                  1.16 "S&TR" shall mean Science & Technology Research, Inc., a Maryland corporation.

                  1.17 "STI" shall mean Security Technology, Inc., a Delaware corporation.

         2. REPRESENTATIONS AND WARRANTIES OF BORROWERS

                  As a material inducement to Lender to enter into this Loan Agreement, Borrowers and each of them represent and warrant to Lender, and such representations and warranties shall survive and shall be deemed to be continuing representations and warranties so long as any Obligations remain outstanding, as follows:

                  2.1 Each of Borrowers has been duly incorporated and organized and has the power and authority to own its properties and assets and to conduct its business and to enter into and perform this Agreement and the Loan and Security Documents executed by it and to incur the Obligations; each of Borrowers is in good standing where incorporated and is qualified and in good standing as a foreign corporation in those jurisdictions where the conduct of its business or the ownership of its properties requires qualification; except where the failure to qualify would not have a material adverse affect on Borrowers or either of them.

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                  2.2 Neither of Borrowers is in default in any material respect under any agreement to which it is a party or by which it is bound. The execution and performance of this Agreement and those Loan and Security
Documents to be executed and performed by Borrowers and each of them will not violate any law or the terms of either of the Borrowers' incorporation documents or bylaws, nor violate or result in a material default or acceleration of either of the Borrowers' obligations or in the creation or imposition of any lien or encumbrance upon any material portion of either of the Borrowers' assets (immediately, with the passage of time, or with the giving of notice and the passage of time).

                  2.3 This Agreement, the Loan and Security Documents, and all other agreements, documents or instruments to be delivered by Borrowers or either of them in connection with the transactions contemplated hereunder have each been duly authorized, executed and delivered and the transactions contemplated hereby or thereby have been duly authorized. This Agreement, the Loan and Security Documents and such other agreements, documents or instruments constitute the valid and legally binding joint and several obligations of the Borrowers and each of them and are enforceable against Borrowers and each of them in accordance with their respective terms.

                  2.4 Except as set forth in SCHEDULE 2.4 hereto, there is no claim, loss contingency, litigation or proceeding pending or, to the best of Borrowers' knowledge, threatened against or otherwise affecting Borrowers or either of them which involves the possibility of any judgment or liability not fully covered by insurance or which may result in a material adverse change in condition, financial or otherwise, of Borrowers or either of them.

                  2.5 Each of Borrowers owns or leases all property, tangible and intangible, including without limitation, customer lists, patents, trademarks and trade names, necessary to conduct the business in which it is engaged in the manner in which that business has been conducted, and its properties are free and clear of all security interests, encumbrances or liens except as identified on SCHEDULE 2.5 hereto, and it will defend its properties against all claims and demands of all persons (other than Lender and the parties named on SCHEDULE 2.5 hereto, with respect to the liens described therein, if any) at any time claiming an interest therein.

                  2.6 Each of Borrowers' financial statements furnished to Lender are complete and accurate presentations of its financial condition as of the respective dates thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied; and, since the respective dates of the financial statements there has been no material adverse change in either or both of the Borrowers' financial condition and there has been no transaction affecting either or both of the Borrowers other than in the ordinary course of business.

                  2.7 Each of Borrowers has filed all federal, state and local tax returns and other reports required to be filed and has paid or made adequate provision for payment of all taxes, assessments and other governmental charges.

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                  2.8 No representation, warranty or statement by Borrowers or either of them contained herein or in any certificate or other document furnished or to be furnished pursuant hereto contains, or at the time of delivery shall contain, any untrue statement of material fact, or omits, or shall omit at the time of delivery, to state a material fact necessary to make it not misleading.

                  2.9 To the best of knowledge of Borrowers and each of them, the execution, delivery and performance of this Agreement and the Loan and Security Documents by Borrowers will not constitute a fraudulent conveyance under any applicable law.

                  2.10 Neither of the Borrowers has used, nor will it use or permit others to use any of the proceeds of the Loan, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (12 CFR Part 221), or any "margin security" within the meaning of Regulation G (12 CFR Part 207), of the Board of Governors of the Federal Reserve System or to reduce or retire any indebtedness originally incurred to purchase or carry any such margin stock or margin security within the meaning of such Regulations or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulations, or cause this Agreement to violate Regulation U, or any other regulation of the Board of Governors of the Federal Reserve System, or the Securities Exchange Act of 1934.

                  2.11 Each of the Borrowers has complied in all material respects with all laws, regulations and orders applicable to its business, including those pertaining to federal securities requirements, zoning, environment, health and safety, and the present uses of its properties do not violate in any material respect any such laws, regulations and orders.

                  2.12 The Borrowers will use the proceeds of the Loan to refinance existing indebtedness and to fund the acquisition of S&TR by STI.

         3. LOAN PROVISIONS

         Following the execution and delivery of this Agreement and the Loan and Security Documents, Lender, subject to the terms and conditions hereinafter set forth, agrees to extend the Loan to Borrowers as follows:

                  3.1 LOAN. Provided that no Event of Default shall have occurred and no condition which, with the giving of notice or the passage of time or both would constitute an Event of Default shall exist, and subject to the terms and conditions of this Agreement and the conditions precedent enumerated in SECTION 4 hereof, Lender agrees to make the Loan available to Borrowers until the Maturity Date. The Loan will be disbursed in two stages, with a first disbursement in the amount of Four Hundred Thousand and 00/100 ($400,000.00) Dollars, with the first One Hundred Thousand and 00/100 ($100,000.00) Dollars to be applied to the Lender's commitment fee and other fees and expenses of closing, and Three Hundred Thousand and 00/100 ($300,000.00) to be applied to pay the indebtedness of Borrowers to Syqwest/ODEC. The second disbursement, to be made within two business days of the first disbursement, shall be in the amount of One Million and 00/100 ($1,000,000.00) Dollars to be used to finance the acquisition by Borrowers of ST&R.

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                           3.1.1 The Loan shall be evidenced by and repayable in
accordance with the terms and provisions of the Note. Lender shall enter as debits against the indebtedness evidenced by the Note, all Advances, interest charges, expenses and other items properly chargeable with respect to the Loan, and shall enter as credits against the indebtedness evidenced by the Note all payments made by Borrowers on account of such indebtedness. The outstanding balance of the Loan shall be the amount reflected on Lender's ledger, computer or other records, such information to be readily transcribable onto any allonge or other addendum attached to the Note which shall be conclusive evidence of the amount of the indebtedness, absent manifest error. The Borrowers shall not be entitled to reborrow any amount of principal advanced under the Loan and then repaid to Lender.

                           3.1.2 Upon the earlier to occur of: (a) October __,
2003; or (b) the occurrence of an Event of Default hereunder: (i) Lender shall be under no further obligation to make any Advances under the Loan; (ii) all sums owing by Borrowers or either of them under the Note shall be immediately due and payable; and (iii) Lender shall be authorized to set off any obligations or indebtedness owing from Lender to Borrowers or either of them for the amount of the principal, interest, fees, expenses and charges which shall be due and payable under the Note.

                  3.2 DAY OF PAYMENT. Whenever any payment to be made in connection with the Note shall become due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and, in the case of any payment of principal, such extension of time shall in such case be included in computing interest in such payment.

         4. CONDITIONS PRECEDENT TO THE LOAN

                  4.1 Borrowers shall satisfy the following conditions prior to the making of any Advance under the Loan: all of the representations and warranties set forth in SECTION 2 hereof shall be true and correct in all material respects; there shall have been no material adverse change in the business, assets, operations, property or condition of Borrowers or either of them; no Event of Default shall have occurred; no condition which, with the passage of time or the giving of notice or both would constitute an Event of Default, shall exist; October __, 2003 shall not have passed; and, Borrowers shall have delivered to Lender, all in form and substance satisfactory to Lender in its sole discretion, each of the following:

                           4.1.1  LOAN AND SECURITY DOCUMENTS:

                                      (a) Note;

                                      (b) Security Agreements by and between
Borrowers and Lender to secure the Obligations;

                                      (c) Original Stock Certificates for Ergo
Systems, Inc., a ________________ corporation
("Ergo"");

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                                      (d) Original Stock Certificates for S&TR;

                                      (e) Stock Powers for Ergo and S&TR; and

                                      (f) Landlord's Agreements from each of
Borrowers' landlords.

                           4.1.2 CORPORATE AND OTHER DOCUMENTS:

                                      (a) Certificate of the Secretary of each
of the Borrowers containing copies of resolutions of the Board of Directors and Stockholders of each of the Borrowers authorizing the execution, delivery and performance of this Agreement, the Loan and Security Documents, any document or instrument to be delivered pursuant hereto, and the transactions contemplated herein and therein, and identifying the officer or officers authorized to execute same and to make requests for Advances hereunder;

                                      (b) Certificates of reasonably recent
dates of the Secretary of the States of Florida and Delaware and the Tax Administrator of each of those States, certifying that each of the Borrowers is in good standing in such jurisdiction;

                                      (c) Proof of filing of financing
statements necessary to perfect the security interest of Lender granted pursuant to the Security Agreement referred to in SECTION 4.1.1 as Lender shall require;

                                      (d) Risk, hazard and fire insurance
endorsements with respect to the interest of Lender as secured party of Borrowers, naming Lender as loss payee and additional insured, as applicable;

                                      (e) Evidence of comprehensive general
liability insurance (broad form CGL endorsement), naming Lender as loss payee and additional insured;

                                      (f) Resolutions of the Board of Directors
of Borrowers approving the Agreement and Plan of Merger, approving the Loan, and expressly acknowledging that Robert Tarini, a stockholder of Markland and member of the Board of Directors of Markland, will be the chief executive officer of ST&R, and that his departure for any reason from the aforesaid position shall be an Event of Default (as hereinafter defined); and

                                      (g) Such other documents or instruments as
Lender shall reasonably request at any time or from time to time.

                           4.1.3 LEGAL OPINION: Opinion of Perkins, Smith &
Cohen, LLP, counsel to Borrowers.

                  4.2 COMMITMENT FEE: A commitment fee in the amount of Eighty Thousand and 00/100 ($80,000.00) Dollars, which fee, as consideration for the substantial services Lender has rendered in preparation of this Agreement, shall be deemed earned and non-refundable upon receipt.

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                  4.3 SUBSEQUENT LOANS ETC. All of the representations and
warranties of Borrowers and each of them set forth in SECTION 2 hereof shall be true and correct in all material respects; no Event of Default shall have occurred no condition which, with the passage of time or the giving of notice or both would constitute an Event of Default, shall exist; October __, 2003 shall not have passed; and, in addition, if requested by Lender, each of Borrowers agrees to deliver to Lender such other documents and instruments as Lender shall reasonably require. Borrowers shall not be entitled to reborrow any amount of principal advanced under the Loan and then repaid to Lender.

         5. NEGATIVE COVENANTS OF BORROWERS

                  Each of Borrowers covenants and agrees that during the term of this Agreement and so long as any Obligations remain outstanding, it will not, without the prior written consent of Lender:

                  5.1 Make any change in its executive management or control including but not limited to the departure, termination or removal of Robert Tarini from any on or more of the following positions or offices for any reason: chief executive officer of S&TR, or as a member of the board of directors of S&TR; make or permit to be made any change in the ownership of either or both of STI or S&TR; cause or permit either or both of STI or S&TR to purchase, redeem (notwithstanding the terms of any agreements between it and its stockholders to the contrary unless such redemption is fully funded by the proceeds of a life insurance policy) or retire any of their respective capital stock; consolidate or merge with or make any acquisition of any other corporation, partnership, company or business; reorganize or recapitalize; or give any preferential treatment to any corporation, partnership, company or person whatsoever, including without limitation, any of its shareholders; issue any stock other than that which is presently issued and outstanding, regardless of class, or make any other change whatsoever in its capital structure; or issue or grant any subscription rights, options, warrants or any other rights to acquire shares of its capital stock.

                  5.2 Sell, lease, transfer or dispose of any of its assets; provided, however, (i) they may sell finished goods inventory in the ordinary course of business (excluding, however, any sale made in partial or total satisfaction of a debt); and (ii) they may dispose of equipment which has become outdated or is not used by or useful to either of the Borrowers if and so long as they replace the same with equipment of equal or greater value.

                  5.3 Guarantee, endorse, or otherwise become liable for or upon the obligations of any person, corporation, partnership or entity, except: (i) by endorsement for deposit in the ordinary course of business; or (ii) as otherwise required or permitted by this Agreement.

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                  5.4 Become or remain obligated for any indebtedness for
borrowed money or for indebtedness (whether in the form of a debt obligation or otherwise including, without limitation, lease obligations) except:

                           a. indebtedness to Lender hereunder;

                           b. current trade, utility or non-extraordinary
accounts payable arising or incurred in the ordinary course of business; and

                           c. indebtedness of STI to George Yang in the maximum
principal amount of Three Hundred Seventy-five Thousand and 00/100 ($375,000.00) Dollars.

                  5.5 Create, incur, assume or permit to exist, any mortgage, pledge, lien, security interest or other encumbrance on any of its properties or assets whether now owned or hereafter acquired; provided, however, that the foregoing restrictions shall not apply to:

                           a. mortgages, pledges, liens, security interests or
other encumbrances in favor of Lender;

                           b. liens for taxes, assessments and other
governmental charges and levies not yet delinquent or which are payable without penalty or interest or (if foreclosure, distraint, sale or other similar proceeding shall not have been commenced) which are being contested in good faith by appropriate proceedings diligently conducted, if such reservation or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                           c. liens of carriers, warehousemen, materialmen and
mechanics incurred in the ordinary course of business for sums not yet due;

                           d. liens, encumbrances, pledges or deposits of
personal property incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security legislation or to secure performance of statutory obligations, surety and appeal bonds, performance or return of money bonds and other obligations of a like nature, exclusive of obligations for the payment of money borrowed; and

                           e. a pledge of not more than forty (40%) percent of
the common stock of S&TR to George Yang to secure the indebtedness permitted by
SECTION 5.5 (C) hereof.

                  5.6 Purchase or acquire obligations of any third party other than direct obligations of the United States of America or of Lender.

                  5.7 Make any substantial change in, or cease in whole or in part, its present business; or engage in any other material activities apart from its present business.

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                  5.8 Cause or permit S&TR to:

                           a. make any change in its executive management or
control; consolidate or merge with or make any acquisition of any other corporation, partnership, company or business; reorganize or recapitalize; or give any preferential treatment to any corporation, partnership, company or person whatsoever, including without limitation, any of its shareholders; issue any stock other than that which is presently issued and outstanding, regardless of class, or make any other change whatsoever in its capital structure; or issue or grant any subscription rights, options, warrants or any other rights to acquire shares of its capital stock;

                           b. sell, lease, transfer or dispose of any of its
assets; provided, however, (i) S&TR may sell finished goods inventory in the ordinary course of business (excluding, however, any sale made in partial or total satisfaction of a debt); and (ii) S&TR may dispose of equipment which has become outdated or is not used by or useful to S&TR if and so long as it replaces the same with equipment of equal or greater value;

                           c. guarantee, endorse, or otherwise become liable for
or upon the obligations of any person, corporation, partnership or entity, except: (i) by endorsement for deposit in the ordinary course of business; or
(ii) as otherwise required or permitted by this Agreement;

                           d. become or remain obligated for any indebtedness
for borrowed money or for indebtedness (whether in the form of a debt obligation or otherwise including, without limitation, lease obligations) except current trade, utility or non-extraordinary accounts payable arising or incurred in the ordinary course of business;

                           e. create, incur, assume or permit to exist, any
mortgage, pledge, lien, security interest or other encumbrance on any of its properties or assets whether now owned or hereafter acquired; provided, however, that the foregoing restrictions shall not apply to:

                                    (i) mortgages, pledges, liens, security
interests or other encumbrances in favor of Lender;

                                    (ii) liens for taxes, assessments and other
governmental charges and levies not yet delinquent or which are payable without penalty or interest or (if foreclosure, distraint, sale or other similar proceeding shall not have been commenced) which are being contested in good faith by appropriate proceedings diligently conducted, if such reservation or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                                    (iii) liens of carriers, warehousemen,
materialmen and mechanics incurred in the ordinary course of business for sums not yet due; and

                                    (iv) liens, encumbrances, pledges or
deposits of personal property incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security legislation or to secure performance of statutory obligations, surety and appeal bonds, performance or return of money bonds and other obligations of a like nature, exclusive of obligations for the payment of money borrowed;

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                           f. purchase or acquire obligations of any third party
other than direct obligations of the United States of America or of Lender;

                           g. make any substantial change in, or cease in whole
or in part, its present business; or engage in any other material activities apart from its present business; and

                           h. terminate or enter into any material amendment or
modification of the Contract.

         6. AFFIRMATIVE COVENANTS OF BORROWERS

                  Each of the Borrowers covenants and agrees that it will during the term hereof and so long as any Obligations remain outstanding:

                  6.1 Furnish or cause to be furnished to the Lender the following, each of which shall be in form and substance satisfactory to the Lender, and shall be certified by the Borrowers, as applicable, to be true, correct and complete:

                           6.1.1 Within ninety (90) days of the end of each
fiscal year of Borrowers, (i) a financial statement of each of the Borrowers, including a balance sheet, statement of income, retained earnings statement, statement of cash flows and similar statements, all in form satisfactory to Lender, prepared on a review basis by an independent certified public accountant acceptable to Lender, in its discretion, and certified by the chief financial officer of Borrowers to be true, correct and complete;

                           6.1.2 Within forty-five (45) days of the end of each
fiscal quarter of Borrowers, a financial statement similar to the financial statement required by SECTION 6.1.1 indicating comparable year to date financial results and financial position for the quarter then ended, and the previous year's comparable financial results and financial position, prepared by Borrowers' management, and certified by the chief financial officer of Borrowers to be true, correct and complete;

                           6.1.3 within ten (10) days of the end of each month,
a statement reporting the gross revenue of S&TR, prepared by the management of S&TR and certified to be true, correct and complete by the chief financial officers of S&TR, MTI and STI; and

                           6.1.4 Promptly and in form satisfactory to Lender,
such other information regarding the operations or financial condition of Borrowers and S&TR and each of them as Lender may request from time to time.

                  6.2 Maintain casualty insurance coverage on its physical assets as required by the Security Agreement referenced in SECTION 4.1.1. hereof, naming Lender as loss payee, and providing not less than thirty (30) days notice of cancellation to Lender.

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                  6.3 Maintain general liability insurance coverage of such
types and in such amounts as shall be satisfactory to Lender in its sole discretion, and Lender shall be named as additional insured on any and all policies evidencing such insurance coverage and providing not less than thirty
(30) days notice of cancellation to Lender.

                  6.4 Permit Lender, through its authorized representatives, to perform commercial finance examinations and/or appraisals of the business and assets of Borrowers and each of them and to examine the books, records and assets of every kind and description of Borrowers and each of them, at Borrowers' reasonable expense at all reasonable times.

                  6.5 Promptly notify Lender of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, a default under this Agreement, or the Loan and Security Documents or any other document or instrument issued in connection herewith, and promptly notify Lender of any changes in its financial condition which, individually or cumulatively, may result in a material adverse change in its financial condition.

                  6.6 Maintain in good standing its corporate existence and its status as a foreign corporation qualified to do business in those jurisdictions where it is required to be qualified.

                  6.7 If it shall now or hereafter maintain an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (hereinafter "ERISA"), promptly: (i) notify Lender of the filing of a notice with the Pension Benefit Guaranty Corporation ("PBGC") pursuant to ERISA that the plan is to be terminated; and (ii) notify Lender of the notice or institution of any proceedings by the PBGC under ERISA.

                  6.8 At any time and from time to time upon request of Lender, execute and deliver to Lender in form and substance satisfactory to Lender, negotiable promissory notes for any or all of the Obligations and/or such other documents in respect of the Obligations as Lender shall request to evidence or perfect the Obligations or Lender's security interest in its collateral for the Obligations, or any documents in respect of the Obligations which may be necessary to comply with the law of the State of Rhode Island or the law of any other states in which Borrowers or either of them may be conducting business or to which Borrowers or either of them may be subject.

                  6.9 Pay or deposit promptly when due all taxes, assessments and governmental charges upon or relating to its income, or the operation of its business or otherwise, for which it is or may be liable and upon request submit to Lender proof satisfactory to Lender that such payments and deposits have been made.

         7. HAZARDOUS MATERIALS

                  7.1 REPRESENTATIONS AND WARRANTIES. Each of Borrowers represents and warrants to Lender, and such representations and warranties shall survive and shall be deemed to be continuing representations and warranties so long as any Obligations remain outstanding, as follows:

                           7.1.1 Each of the Borrowers has obtained all permits,
licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of Borrowers or either of them. Each of the Borrowers, and any property or vessel owned, occupied or operated by either or both of the Borrowers, is in compliance with all Environmental Laws and is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of Borrowers or either of them.

                           7.1.2 No notice, notification, demand, request for
information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by Borrowers or either of them to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

                           7.1.3 No oral or written notification of the
existence of, a release of or a threat of release of any Hazardous Materials has been filed by or on behalf of Borrowers or either of them and no property now or previously owned, leased or used by Borrowers or either of them is listed or, to the best of Borrowers' knowledge, proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

                           7.1.4 There are no liens or encumbrances arising
under or pursuant to any Environmental Laws on any of the real property or properties owned, occupied or operated by Borrowers or either of them and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which Borrowers or either of them would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                           7.1.5 Neither of the Borrowers nor, to the best
knowledge of the Borrowers and each of them, any previous owner, tenant, occupant or operator of any property or vessel owned, occupied or operated by Borrowers or either of them has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous

Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported or arranged for the transportation of any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of Borrowers and each of them have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of Borrowers and each of them are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws and to the extent that any such Hazardous Materials are constructed, deposited, stored or otherwise located on, under, in or about such property in any material amount, Borrowers will list such Hazardous Materials on SCHEDULE 7.1.5 hereto.

                  7.2 COMPLIANCE WITH LAWS. Each of the Borrowers shall comply in all material respects with all Environmental Laws. In the event that any Hazardous Materials are found on or in any property or vessel owned, occupied or operated by Borrowers or either of them, Borrowers shall immediately contain and remove the same in compliance with all Environmental Laws.

                  7.3 NOTICE OF FAILURE. Each of the Borrowers shall immediately notify Lender in writing of the issuance of any notice, notification, demand, request for information, citation, summons or order, the filing of any complaint, the assessment of any penalty, or the pendency or threat of any investigation or review by any governmental or other entity with respect to the alleged failure of Borrowers or either of them to have any permit, license or authorization required in connection with the conduct of its business or otherwise with respect to any Environmental Laws.

                  7.4 NOTICE OF RELEASE. Each of the Borrowers shall immediately notify Lender in writing of: (i) any potential or known release or threat of release of any Hazardous Materials at, on or from any property or vessel owned, occupied or operated by Borrowers or either of them; (ii) the filing of any oral or written notification of the existence of, a release of or a threat of release of any Hazardous Materials by or on behalf of Borrowers or either of them; (iii) the threat or institution of any enforcement, cleanup, removal or other action by any governmental or other entity pursuant to any Environmental Laws, and (iv) the threat or making of any claims by any third party against Borrowers or either of them or any property or vessel owned, operated or occupied by Borrowers or either of them, relating to the existence of, or damage, loss or injury from, any Hazardous Materials.

                  7.5 INDEMNIFICATION. Each of the Borrowers hereby indemnifies and and agrees to defend and hold each of the Indemnified Parties harmless from and against any claim, cost, damage (including, without limitation, consequential damages), expense (including, without limitation, attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claims for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against any of the Indemnified

Parties with respect to any property owned, operated or occupied by Borrowers or either of them or involving Borrowers or either of them in any other capacity. Each of the Borrowers hereby further indemnifies, agrees to defend, and holds each of the Indemnified Parties harmless from and against all loss, damage, liability and expense, including, without limitation, attorneys' fees and expenses, suffered or incurred by any of the Indemnified Parties with respect to any property owned, operated or occupied by Borrowers or either of them or involving Borrowers or either of them in any other capacity under or on account of the administration or enforcement of any Environmental Laws or any legal action relating to the release, threat of release, transportation, storage, disposition or removal of any Hazardous Materials, including the assertion of any lien by reason of the release or threat of release of Hazardous Materials. THIS COVENANT OF INDEMNIFICATION SHALL SURVIVE TERMINATION OF THE LOAN AND REPAYMENT, SATISFACTION AND DISCHARGE OF THE OBLIGATIONS.

         8. EVENTS OF DEFAULT AND ACCELERATION

                  8.1 The occurrence of any one or more of the following shall constitute an Event of Default hereunder:

                           8.1.1 Failure to make any payment of any principal,
interest or other charges in respect of any of the Obligations as and when the same shall be due, and the expiration of any applicable grace or cure period with respect thereto;

                           8.1.2 Default in the observance or performance of any
covenant or agreement of Borrowers or either of them herein set forth or set forth in any of the Loan and Security Documents or in any agreement, note or instrument heretofore, now or hereafter executed by either or both of the Borrowers in favor of Lender, and the expiration of any applicable grace or cure period with respect thereto;

                           8.1.3 If any representation, warranty, certificate,
schedule or other information made or furnished by Borrowers or either of them herein or pursuant hereto or pursuant to the Loan and Security Documents is or shall be incorrect, untrue or misleading in any material respect at the time made or given;

                           8.1.4 Default in the performance of any material
obligations of any one or more of Borrowers or S&TR to any third party including but not limited to the indebtedness of either or both of the Borrowers permitted pursuant to SECTION 5.5(C) hereof;

                           8.1.5 Any change for any reason whatsoever in the
executive management, majority ownership or control of any one or more of Borrowers or S&TR other than as expressly permitted hereunder;

                           8.1.6 Loss, theft, damage or destruction of any
portion of the property of any one or more of Borrowers or S&TR for which there is either no insurance coverage or for which, in the opinion of Lender, there is insufficient insurance coverage or the making of any levy, seizure or attachment upon any portion of the property of anyone or more of Borrowers or S&TR;

                           8.1.7 Insolvency of any one or more of the Borrowers
or S&TR or the failure of any one or more of the Borrowers or S&TR generally to pay its debts as they come due or if a creditors' committee is appointed for the business of any one or more of the Borrowers or S&TR; or if any one or more of the Borrowers or S&TR makes an assignment for the benefit of creditors, or an Order for Relief is entered with respect to any one or more of the Borrowers or S&TR under the federal bankruptcy laws as now or hereafter constituted, or if a case in bankruptcy or a petition for reorganization or to effect a plan or arrangement with creditors is filed by or against any one or more of the Borrowers or S&TR; or if any one or more of the Borrowers or S&TR applies for or permits the appointment of a receiver or trustee for any of its property or assets, or if any such receiver or trustee is appointed for any of such property or assets; or if any one of the above actions or proceedings whatsoever are commenced by or against any one or more of the Borrowers or S&TR and shall not be dismissed within thirty (30) days;

                           8.1.8 If a proceeding is filed or commenced by or
against any one or more of the Borrowers or S&TR for its dissolution or liquidation and in the event of a proceeding commenced against any one or more of the Borrowers or S&TR, the same remains undismissed or unstayed for a period of thirty (30) days; or if any one or more of the Borrowers or S&TR voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

                           8.1.9 If any one or more of the Borrowers or S&TR is
enjoined, restrained or in any way prevented by Court or Administrative order from conducting all or any material part of its business affairs;

                           8.1.10 The termination of, or the occurrence of any
default under, or the existence of any event, circumstance or condition that would, with either notice or the passage of time or both, either constitute a default under or give to any party the right to terminate, the Contract; or

                           8.1.11 The occurrence of an Event of Default under
any one or more of the Loan and Security Documents.

                  8.2 If any Event of Default shall occur, then or at any time thereafter, Lender may declare the Obligations to be immediately due and payable, without notice, protest, presentment or demand, all of which are hereby expressly waived by Borrowers and each of them.

         9. GENERAL PROVISIONS

                  9.1 The failure of Lender at any time or times hereafter to require strict performance by Borrowers or either of them of any of the provisions, warranties, terms or conditions contained in this Agreement, in any of the Loan and Security Documents, or in any other agreement, guaranty, note, instrument or document now or at any time or times hereafter executed by Borrowers or either or them and delivered to Lender shall not waive, affect or diminish any right of Lender at any time or times hereafter to demand strict performance thereof; and, no rights of Lender hereunder shall be deemed to have been waived by any act or knowledge of Lender, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer of Lender. No waiver by Lender of any of its rights on any one occasion shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

                  9.2 Except as otherwise specifically provided herein, any demand or notice required or permitted to be given hereunder shall be deemed effective when deposited in the United States mail, and sent by certified mail, return receipt requested, postage prepaid, addressed to Lender and to Borrowers, as appropriate (or to such other address as may be provided by the party to be notified, on ten (10) days prior written notice to the other parties), as follows:

         If to Borrowers:           Markland Technologies, Inc.
                                    _____________________________
                                    _____________________________

                                    Security Technology, Inc.
                                    _____________________________
                                    _____________________________

         with a copy to:            _____________________________
                                    _____________________________
                                    _____________________________

         If to Lender:              Bay View Capital L.L.C.
                                    5600 Post Road, No. 114-372
                                    East Greenwich, RI 02818

         with a copy to:            MacAdams & Wieck Incorporated
                                    101 Dyer Street, Suite 400
                                    Providence, Rhode Island 02903
                                    Attn: Richard L. Gemma, Esq.

                  9.3 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement. Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

                  9.4 The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Lender and each of the Borrowers; provided, however, that neither of the Borrowers may assign any of its or their rights or delegate any of its or their obligations hereunder without the prior written consent of Lender.

                  9.5 This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of Rhode Island, without reference to conflict of laws principles, and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said State. ANY CAUSE OF ACTION ARISING BETWEEN OR AMONG THE PARTIES, WHETHER UNDER THIS AGREEMENT OR OTHERWISE, SHALL BE BROUGHT ONLY IN A COURT HAVING JURISDICTION AND VENUE AT PROVIDENCE, RHODE ISLAND. EACH OF THE BORROWERS CONSENTS TO AND CONFERS PERSONAL JURISDICTION OVER IT BY SUCH COURT OR COURTS AND AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY MAILING A COPY OF THE SUMMONS TO IT AT THE ADDRESS FOR NOTICE TO BORROWERS SET FORTH IN SECTION 9.2 ABOVE, AND IN ANY SUCH ACTION EACH OF BORROWERS AND LENDER KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN OR SECURITY DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS LOAN AGREEMENT AND MAKE THE LOAN.

                  9.6 This Agreement represents the entire Agreement between the parties with respect to the matters set forth herein and supersedes all prior written or oral agreements or understandings, if any.

                  9.7 If at any time or times hereafter, Lender shall employ counsel in any capacity in connection with the transactions contemplated by this Agreement or any other agreement, guaranty, notice, instrument or document heretofore, now or at any time or times hereafter executed by Borrowers or either of them and delivered to Lender, whether before or after the occurrence of any Event of Default, or to collect any of the Obligations, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any reasonable expenses, costs, and charges relating thereto, shall be part of the Obligations, payable on demand and bearing interest thereon at the same rate provided in the Note.

                  9.8 Lender shall have a right to set-off, at any time from and after the occurrence of an Event of Default without notice to Borrowers or either of them, any and all sums at any time or times credited by or due from Lender to either or both of the Borrowers, or any other obligations or indebtedness owing from Lender to either or both of the Borrowers, how so ever evidenced, which sums shall at all times constitute additional security for the Obligations and may be applied thereto at any time from and after the occurrence of an Event of Default, without notice.

                  9.9 Lender shall have a lien on and a continuing security interest in all instruments, documents, securities, cash and property and the proceeds of any of the foregoing now owned or hereafter acquired by Borrowers or either of them or in which Borrowers or either of them now has or may hereafter acquire an interest, which now or hereafter are at any time in possession or control of Lender or in transit by mail or carrier to or from Lender or in the possession of any third party acting on behalf of Lender, without regard to whether Lender received the same in pledge for safekeeping, as agent for collection or transmission or otherwise or whether Lender had conditionally released the same, all of which shall at all times constitute additional security for the Obligations and may be applied thereto at any time from and after the occurrence of an Event of Default, without notice.

                  9.10 All agreements between Borrowers and each of them and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of each of the Borrowers and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of Rhode Island from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents or the Security Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrowers or either of them and Lender.

                  9.11 Lender shall have the unrestricted right at any time or from time to time, and without the consent of or notice to Borrowers or either of them, to assign all or any portion of its rights and obligations hereunder to any other persons or entities (each, an "Assignee"), and each of the Borrowers agrees that it shall execute, or cause to be executed such documents including, without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender and any such Assignee, each of the Borrowers shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

                  9.12 Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrowers or either of them, to grant to any other persons or entities (each a "Participant") participating interests in Lender's obligations to lend hereunder and/or any or all of the loans held by Lender hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrowers or either of them, Lender shall remain responsible for the performance of its obligations hereunder and each of the Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder. Lender may furnish any information concerning Borrowers and each of them in its possession from time to time to prospective Assignees and Participants, provided that Lender shall require any such prospective Assignee or Participant to maintain the confidentiality of such information.

                  9.13 Each of the Borrowers hereby grants to Lender a lien, security interest and right of setoff as security for all liabilities and obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender and its successors and assigns, or in transit to any of them. At any time from and after the occurrence of an Event of Default, without demand or notice, Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrowers or either of them even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURED THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS OR EITHER OF THEM OR ANY GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                  9.14 Upon receipt of an affidavit by an officer of Lender as to the loss, theft, destruction or mutilation of the Note(s) or any other security document which is not of public record, Borrowers and each of them will issue, in lieu thereof, a replacement Note(s) or other security document in the same principal amount thereof and otherwise of like tenor.

                  9.14 Each reference to Borrowers shall be construed in the masculine, feminine, neuter, singular or plural as the context may require, and shall be deemed to include the legal successors and assigns of Borrowers and each of them, all of which shall be bound by the provisions hereof. The obligations of the Borrowers under this Loan Agreement and each of the Loan and Security Documents shall be joint and several.

                  9.15 The section headings are included for convenience only and shall not be deemed to be a part of this Agreement.

         10. TERM OF AGREEMENT

         The term of this Agreement shall commence on the date hereof and shall continue in full force and effect and be binding upon Borrowers and each of them until all Obligations shall have been fully paid and satisfied; provided, however, that the indemnification provisions of SECTION 7.5 hereof shall survive termination of the Loan and repayment, satisfaction and discharge of the Obligations.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WITNESS:                            MARKLAND TECHNOLOGIES, INC.

                                    By:  /s/ Kenneth Ducey, Jr.
--------------------------------        ----------------------------------------
                                    Title:  President

WITNESS:                            SECURITY TECHNOLOGY, INC.

                                    By:  /s/ Kenneth Ducey, Jr.
--------------------------------        ----------------------------------------
                                    Title: President

WITNESS:                            BAY VIEW CAPITAL L.L.C.

                                    By:  /s/ Robert Tarini
--------------------------------        ----------------------------------------
                                    Title: President

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

            Exhibit A -               Note

            Schedule 2.4-             Pending or Threatened Claims

            Schedule 2.5-             Existing Liens

            Schedule 7.1.5 -          Hazardous Materials

                                 SCHEDULE 7.1.5
                                 --------------

                               HAZARDOUS MATERIALS
                               -------------------

                                      None.